Exhibit 99.1
Eastern Bankshares, Inc. Reports Third Quarter 2026 Financial Results
Strong Performance Highlighted by Organic Growth and Capital Return
•Net income and operating net income of $111.0 million, or $0.51 per diluted share.
•Return on average assets of 1.41% and return on average tangible common equity of 15.7%.
•Period-end loans grew 1.1% linked quarter, driven by solid CRE and C&I lending results.
•Wealth assets under administration increased to $11.6 billion, including $10.8 billion of assets under management, and benefited from positive net flows and market appreciation.
•Non-performing loans declined $24.6 million linked quarter to $84.8 million or 0.36% of total loans.
•Returned $89.1 million in capital to shareholders, including $56.7 million in share repurchases.
BOSTON, October 22, 2026 — Eastern Bankshares, Inc. (the “Company”) (NASDAQ: EBC), the holding company of Eastern Bank, today announced its third quarter 2026 financial results.
FINANCIAL HIGHLIGHTS

	As of and for three months ended		Linked quarter Change
(Unaudited, $ in millions, except per share data)	Sep 30, 2026	Jun 30, 2026	△ $	△ %
Earnings
Net income	$111.0	$105.2	$5.8	5.5%
Per share, diluted	$0.51	$0.48	$0.03	6.3%

Operating net income*	$111.0	$106.5	$4.5	4.2%
Per share, diluted*	$0.51	$0.49	$0.02	4.1%

Net interest income	$257.9	$251.9	$5.9	2.3%
NIM - FTE*	3.62%	3.66%	NM	(0.04)%

Noninterest income	$48.7	$57.6	$(8.9)	(15.5)%
Operating noninterest income*	$48.7	$57.9	$(9.2)	(15.9)%
Noninterest expense	$159.7	$167.9	$(8.3)	(4.9)%
Operating noninterest expense*	$159.7	$166.4	$(6.7)	(4.0)%
Efficiency ratio	52.1%	54.3%	NM	(2.2)%
Operating efficiency ratio*	47.5%	49.0%	NM	(1.5)%

Balance sheet
Period-end balances
Loans	$23,974	$23,713	$261	1.1%
Deposits	$26,017	$25,919	$98	0.4%
Average balances
Loans	$23,831	$23,483	$348	1.5%
Deposits	$26,127	$25,460	$667	2.6%

Capital
Tangible shareholders’ equity / tangible assets*	9.64%	10.06%	NM	(0.42)%
CET1 capital ratio (1)	13.02%	13.00%	NM	0.02%
Book value per share	$18.56	$18.72	$(0.16)	(0.9)%
Tangible book value per share*	$12.96	$13.13	$(0.17)	(1.3)%

Asset quality
Non-performing loans	$84.8	$109.4	$(24.6)	(22.5)%
Total non-performing loans to total loans	0.36%	0.47%	NM	(0.11)%
Net charge-offs to average total loans	0.09%	0.17%	NM	(0.08)%

(1) CET1 capital ratio as of September 30, 2026 is a preliminary estimate.
*Non-GAAP Financial Measure.

“We are pleased with our third quarter performance, which reflects disciplined execution on our priorities of growing organically and returning capital to shareholders,” said Denis Sheahan, Chief Executive Officer.
“CRE and C&I lending drove solid total loan growth, while CRE payoffs continued to be a headwind, despite moderating from the second quarter. Commercial loan pipelines remain strong, although the pace of closings has been somewhat slower than anticipated as some clients take a more measured approach to investment decisions amid interest rate uncertainty. Overall, customers remain resilient and business activity continues to generate demand for financing. On the funding side, period-end deposits grew modestly despite seasonal municipal outflows. While competition remains elevated, we are committed to gathering core deposits to support our growth strategy. Wealth Management further increased assets under management and administration, and our comprehensive, team-based approach continues to differentiate us. While we are in the early stages of capitalizing on the full potential of our Wealth Management business, we are generating meaningful momentum, and are encouraged about its long-term outlook.“

“Looking forward, we remain focused on fundamentals and delivering strong, sustainable results. Our breadth of products and services, long-standing customer relationships, and steadfast commitment to the communities we serve reinforce Eastern’s standing as a premier bank in Greater Boston, and position us well to create value for shareholders.”

David Rosato, Chief Financial Officer, added, “Our third quarter financial results were strong, highlighted by record operating income of $111.0 million, or $0.51 on a per share basis, and a return on average tangible common equity of 15.7%. We continued to generate positive operating leverage, due to higher net interest income driven by balance sheet growth and well-controlled expenses, resulting in an operating efficiency ratio of 47.5%. Net interest margin declined 4 basis points linked quarter, as higher earning asset yields were more than offset by increased deposit costs. Credit quality remains excellent as evidenced by a third consecutive quarterly reduction in non-performing loans following the HarborOne merger, and total net charge-offs to average total loans of 9 basis points, down from 17 basis points in the second quarter. In addition, consistent with our commitment to rightsize our capital levels, we returned $89.1 million to shareholders through share repurchases and dividends during the quarter.”

NET INTEREST INCOME

Net interest income was $257.9 million, an increase of $5.9 million from the second quarter.

•Net interest income included net discount accretion of $19.0 million, compared to $19.7 million in the prior quarter. Net discount accretion contributed 26 basis points to the net interest margin on an FTE basis, compared to 28 basis points in the prior quarter.
•The net interest margin on an FTE basis decreased 4 basis points to 3.62%, due to increased funding costs partially offset by higher earning asset yields.
•The yield on total interest-earning assets was up 2 basis points to 5.07%, due to higher loan and securities yields.
•The cost of total interest-bearing liabilities increased 8 basis points to 2.09%, due to higher deposit costs.

NONINTEREST INCOME

Noninterest income was $48.7 million, a decrease of $8.9 million from the second quarter. The prior quarter included a non-operating loss of $0.3 million.
On an operating basis, noninterest income decreased $9.2 million, primarily driven by the following:

•Income from investments for employee retirement benefits decreased $6.3 million to $0.6 million due to weaker equity market performance. The unfavorable impact to noninterest income was partially offset by a $2.5 million decrease in related benefit costs reported in noninterest expense.

•Miscellaneous income and fees decreased $3.1 million to $6.6 million, primarily due to gains on the sale of commercial loans in the second quarter that did not recur in the third quarter.

•Investment advisory fees decreased $0.3 million to $19.4 million, as growth in assets under management revenues was more than offset by lower tax preparation fees, which are seasonally higher in the second quarter.

These decreases in operating noninterest income were partially offset by increases of $0.4 million in both mortgage banking income and card income.

NONINTEREST EXPENSE

Noninterest expense was $159.7 million, a decrease of $8.3 million from the second quarter. The current quarter did not include any non-operating costs, compared to $1.6 million in the prior quarter.

On an operating basis, noninterest expense decreased $6.7 million, primarily driven by the following:

•Salaries and employee benefits decreased $2.2 million to $94.8 million, primarily driven by lower costs related to employee retirement benefits.
•Occupancy and equipment decreased $1.9 million to $11.4 million, primarily reflecting lower maintenance and depreciation costs.
•Professional services decreased $1.8 million to $3.9 million, primarily due to shareholder advisory fees in the second quarter that did not recur in the third quarter.
•Other operating expense decreased $1.9 million to $6.3 million, primarily driven by a release of unfunded commitment reserves.
These improvements in operating noninterest expense were partially offset by a $1.0 million increase in FDIC insurance costs.

BALANCE SHEET

Total assets were $31,700 million at September 30, 2026, an increase of $558 million from June 30, 2026.

•Loans totaled $23,974 million, an increase of $261 million, or 1.1%, primarily due to solid Commercial Real Estate and Commercial & Industrial lending results.
•Securities were $4,778 million, a decrease of $34 million.
•Cash and equivalents were $547 million, an increase of $291 million.

Deposits totaled $26,017 million, an increase of $98 million or 0.4%, despite seasonal municipal outflows.
Book value per share and tangible book value per share ended the quarter at $18.56 and $12.96, respectively, compared to $18.72 and $13.13 at June 30, 2026.
Please refer to Appendix D for a roll-forward of tangible shareholders’ equity.

ASSET QUALITY

Non-performing loans (NPLs) improved for the third consecutive quarter following the HarborOne merger. NPLs totaled $84.8 million, or 0.36% of total loans for the current quarter, compared to $109.4 million, or 0.47% of total loans, at June 30, 2026.

Total net charge-offs were $5.2 million, or 0.09% of average total loans, compared to $9.8 million, or 0.17% of average total loans in the prior quarter.

Provision for loan losses totaled $6.8 million, consistent with the prior quarter.

The allowance for loan losses was $327.2 million, or 1.39% of total loans, compared to $325.4 million, or 1.40% of total loans, at June 30, 2026. The increase in the allowance for loan losses was due to loan portfolio growth.

DIVIDENDS AND SHARE REPURCHASES

The Company repurchased 2.6 million shares of common stock during the third quarter at a weighted average price of $22.11, for an aggregate purchase price of $56.7 million. As of quarter-end, 10.1 million shares remained in the current share repurchase program, which expires on December 31, 2027. The Company also paid $32.4 million in cash dividends during the third quarter.

The Board of Directors declared a quarterly cash dividend of $0.15 per common share, which will be payable on December 21, 2026 to shareholders of record as of the close of business on December 7, 2026.

CONFERENCE CALL AND PRESENTATION INFORMATION

A conference call and webcast covering Eastern’s third quarter 2026 earnings will be held on Friday, October 23, 2026 at 9:00 a.m. Eastern Time. To join by telephone, participants can call the toll-free dial-in number (833) 461-5787 from within North America and reference conference ID 207219744. The conference call will be simultaneously webcast. Participants may join the webcast on the Company’s Investor Relations website at investor.easternbank.com. A presentation providing additional information for the quarter is also available at investor.easternbank.com. A replay of the webcast will be available on this site.

ABOUT EASTERN BANKSHARES, INC.

Eastern Bankshares, Inc. is the holding company for Eastern Bank. Founded in 1818, Eastern Bank is Greater Boston’s leading local bank with more than 125 branch locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, and Rhode Island. As of September 30, 2026, Eastern had approximately $31.7 billion in assets. Eastern provides a full range of banking and wealth management solutions for consumers and businesses of all sizes including through its Cambridge Trust Wealth Management and Private Banking Divisions, which include the largest bank-owned independent investment adviser in Massachusetts with $10.8 billion in assets under management. Eastern takes pride in its advocacy and community support that includes more than $240 million in charitable giving since 1994. An inclusive company, Eastern is comprised of deeply committed professionals who value relationships with their customers, colleagues and communities. For investor information, visit investor.easternbank.com.

CONTACT

Investor Contact
Andrew Hersom
Eastern Bankshares, Inc.
a.hersom@easternbank.com
617-897-1177

Media Contact
Andrea Goodman
Eastern Bank
a.goodman@easternbank.com
781-598-7847

NON-GAAP FINANCIAL MEASURES

*Denotes a non-GAAP financial measure used in the press release.

The Company presents certain non-GAAP financial measures that management uses to evaluate performance and trends in the Company's core business. These measures exclude selected items that management believes are not indicative of core operating performance, including, as applicable, (i) gains and losses on sales of securities available for sale, net, (ii) gains and losses on the sale of other assets, (iii) impairment charges on tax credit investments and associated tax credit benefits, (iv) other real estate owned gains (losses), (v) merger and acquisition expenses, (vi) certain discrete tax items, and (vii) expenses associated with staffing reorganization. Additionally, certain measures, including the operating efficiency ratio, also further exclude the effect of amortization of intangible assets. The Company also presents tangible capital measures, including tangible shareholders' equity, average tangible shareholders' equity, tangible book value per share, and related ratios, which exclude goodwill and other intangible assets.

Management believes these non-GAAP measures provide investors with additional insight into underlying operating performance, trends, and capital strength that may, to some extent, be obscured by inclusion of such items in the corresponding GAAP financial measures. Management also uses these measures to compare results across reporting periods on a consistent basis, in internal planning and budgeting, and in assessing performance for certain incentive compensation determinations. These measures should be considered supplemental to, and not a substitute for, GAAP results. Because non-GAAP measures are not standardized, they may not be comparable to similarly titled measures reported by other companies. Reconciliations of the non-GAAP measures to the most directly comparable GAAP measures are provided in Appendices A-D.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company's future financial performance, business strategies, operating results, growth opportunities, merger integration activities, and other plans, objectives, expectations, and intentions. Forward-looking statements are based on current expectations and assumptions and may be identified by words such as “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target”, “outlook” and similar expressions.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, changes in economic conditions, interest rates, inflation, liquidity, credit quality, customer behavior, competition, regulatory and legislative developments, cybersecurity and operational risks, merger integration risks, the realization of anticipated merger benefits, changes in deposit pricing, funding mix, and the resulting effect on the Company's net interest margin, deposit outflows or increased reliance on wholesale funding, the concentration of the Company's loan portfolio in commercial real estate, potential impairment of goodwill and other intangible assets, changes in securities markets, natural disasters, pandemics, and other factors described in the Company's most recent Annual Report on Form 10-K and subsequent periodic filings with the U.S. Securities and Exchange Commission, which are available on the SEC’s website at www.sec.gov. The foregoing list of factors is not exhaustive, and other factors not presently known to the Company or that the Company currently deems immaterial could also cause actual results to differ materially from those expressed or implied. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update them except as required by law.

EASTERN BANKSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS

Certain information in this press release is presented as reviewed by the Company’s management and includes information derived from the Company’s Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the three months ended
(Unaudited, dollars in millions, except per-share data)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Earnings data
Net interest income	$257.9	$251.9	$244.7	$237.4	$200.2
Noninterest income	48.7	57.6	43.6	46.1	41.3
Total revenue	306.6	309.5	288.2	283.5	241.5
Noninterest expense	159.7	167.9	198.6	189.4	140.4
Pre-tax, pre-provision income	146.9	141.6	89.6	94.1	101.1
Provision for allowance for loan losses	6.8	6.8	5.8	4.9	7.1
Pre-tax income	140.1	134.8	83.8	89.2	94.0
Net income	111.0	105.2	65.3	99.5	106.1
Operating net income (non-GAAP)	111.0	106.5	88.6	94.7	74.1

Per-share data
Earnings per share, diluted	$0.51	$0.48	$0.29	$0.46	$0.53
Operating earnings per share, diluted (non-GAAP)	0.51	0.49	0.40	0.44	0.37
Book value per share	18.56	18.72	18.45	18.42	17.99
Tangible book value per share (non-GAAP)	12.96	13.13	12.90	12.90	13.14

Profitability
Return on average assets	1.41%	1.37%	0.86%	1.36%	1.66%
Operating return on average assets (non-GAAP)	1.41%	1.38%	1.17%	1.30%	1.16%
Return on average shareholders' equity	10.27%	9.83%	6.07%	9.50%	11.28%
Operating return on average shareholders' equity (non-GAAP)	10.27%	9.95%	8.24%	9.03%	7.87%
Return on average tangible shareholders' equity (non-GAAP) (1)	15.70%	15.15%	9.75%	14.39%	16.42%
Operating return on average tangible shareholders' equity (non-GAAP) (1)	15.70%	15.33%	12.84%	13.76%	11.71%
Net interest margin (FTE)	3.62%	3.66%	3.63%	3.61%	3.47%
Cost of deposits	1.56%	1.47%	1.46%	1.59%	1.55%
Efficiency ratio	52.1%	54.3%	68.9%	66.8%	58.2%
Operating efficiency ratio (non-GAAP) (2)	47.5%	49.0%	52.8%	50.1%	52.8%

Balance Sheet (end of period)
Total assets	$31,700.1	$31,142.0	$30,632.6	$30,586.9	$25,457.7
Total loans	23,974.1	23,713.1	23,388.0	23,574.5	18,828.6
Total deposits	26,016.8	25,919.3	25,105.2	25,470.8	21,117.3
Total loans / total deposits	92%	91%	93%	93%	89%

Asset quality
Allowance for loan losses ("ALLL")	$327.2	$325.4	$327.9	$331.8	$233.0
ALLL / total nonperforming loans ("NPLs")	385.65%	297.45%	238.18%	192.55%	336.73%
Total NPLs / total loans	0.36%	0.47%	0.60%	0.75%	0.37%
Net charge-offs ("NCOs") / average total loans	0.09%	0.17%	0.17%	0.18%	0.13%

Capital adequacy
Shareholders' equity / assets	13.25%	13.75%	13.99%	14.19%	14.95%
CET1 capital ratio (3)	13.02%	13.00%	13.16%	13.19%	14.71%
Tangible shareholders' equity / tangible assets (non-GAAP)	9.64%	10.06%	10.21%	10.38%	11.37%

(1) The return on average tangible shareholders' equity ratio and operating return on average tangible shareholders' equity ratio exclude the amortization of intangible assets, net of tax.
(2) The operating efficiency ratio excludes the amortization of intangible assets.
(3) CET1 capital ratio as of September 30, 2026 is a preliminary estimate.

EASTERN BANKSHARES, INC.
CONSOLIDATED BALANCE SHEETS

	As of
(Unaudited, dollars in millions)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
ASSETS
Cash and due from banks	$149.9	$175.5	$111.4	$126.1	$117.4
Short-term investments	397.1	80.6	220.1	190.8	293.0
Cash and cash equivalents	547.1	256.2	331.6	316.9	410.4
Available for sale ("AFS") securities	3,938.6	4,047.8	3,860.3	3,825.6	3,810.6
Held to maturity ("HTM") securities	839.8	764.2	712.6	599.6	514.1
Total securities	4,778.5	4,812.0	4,572.8	4,425.1	4,324.8
Loans held for sale	10.5	42.6	25.8	22.8	0.7
Loans:
Commercial and industrial	4,783.9	4,690.9	4,373.7	4,324.6	3,765.9
Commercial real estate	9,619.4	9,390.8	9,475.4	9,529.1	7,426.3
Commercial construction	451.4	544.5	503.2	567.6	464.0
Business banking	1,522.4	1,561.5	1,545.2	1,603.5	1,394.6
Total commercial loans	16,377.0	16,187.8	15,897.5	16,024.8	13,050.9
Residential real estate	5,465.5	5,442.0	5,467.0	5,516.1	4,011.2
Consumer home equity	1,869.0	1,824.8	1,765.5	1,758.1	1,503.0
Other consumer	262.6	258.5	258.1	275.5	263.5
Total loans	23,974.1	23,713.1	23,388.0	23,574.5	18,828.6
Allowance for loan losses	(327.2)	(325.4)	(327.9)	(331.8)	(233.0)
Unamortized prem./disc. and def. fees	(408.9)	(431.7)	(464.0)	(489.4)	(262.9)
Net loans	23,238.0	22,956.0	22,596.2	22,753.2	18,332.7
Federal Home Loan Bank stock, at cost	39.8	21.3	38.8	13.8	6.3
Premises and equipment	118.1	118.2	117.6	120.0	72.1
Bank-owned life insurance	313.5	311.4	309.4	307.8	207.3
Goodwill and other intangibles, net	1,266.0	1,277.6	1,289.3	1,300.9	1,026.7
Deferred income taxes, net	316.9	293.7	306.1	310.0	252.9
Prepaid expenses	250.4	255.2	258.4	259.9	227.1
Other assets	821.5	797.7	786.7	756.4	596.8
Total assets	$31,700.1	$31,142.0	$30,632.6	$30,586.9	$25,457.7
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand	$6,509.3	$6,540.6	$6,596.6	$6,341.2	$5,662.3
Interest checking accounts	4,765.9	4,706.5	4,508.8	4,727.2	4,240.7
Savings accounts	2,102.8	2,151.3	2,140.1	2,010.0	1,579.9
Money market investment	8,501.7	8,207.1	7,715.5	7,885.7	6,269.6
Certificates of deposit	4,137.1	4,313.8	4,144.3	4,506.6	3,364.8
Total deposits	26,016.8	25,919.3	25,105.2	25,470.8	21,117.3
Borrowed funds:
Federal Home Loan Bank advances	821.5	364.4	689.2	199.6	25.9
Interest rate swap collateral funds	82.5	34.2	28.0	15.3	13.9
Total borrowed funds	903.9	398.6	717.2	214.9	39.8
Other liabilities	579.6	540.8	524.1	560.6	495.0
Total liabilities	27,500.4	26,858.7	26,346.6	26,246.3	21,652.2
Shareholders' equity:
Common shares	2.3	2.3	2.3	2.4	2.1
Additional paid-in capital	2,431.0	2,483.0	2,549.4	2,621.0	2,193.9
Unallocated common shares held by the employee stock ownership plan ("ESOP")	(119.0)	(120.3)	(121.5)	(122.8)	(124.0)
Retained earnings	2,254.7	2,176.0	2,103.7	2,067.3	1,997.0
Accumulated other comprehensive income ("AOCI"), net of tax	(369.2)	(257.8)	(247.8)	(227.4)	(263.5)
Total shareholders' equity	4,199.7	4,283.2	4,286.0	4,340.6	3,805.5
Total liabilities and shareholders' equity	$31,700.1	$31,142.0	$30,632.6	$30,586.9	$25,457.7

Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended			Three months ended Sep 30, 2026 change from three months ended
(Unaudited, dollars in millions, except per-share data)	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025	Jun 30, 2026		Sep 30, 2025

Interest and dividend income:				△ $	△ %	△ $	△ %
Interest and fees on loans	$318.7	$308.5	$244.2	$10.3	3%	$74.5	31%
Taxable interest and dividends on securities	37.2	35.0	33.3	2.2	6%	3.9	12%
Non-taxable interest and dividends on securities	5.3	4.6	2.2	0.7	14%	3.1	140%
Interest on federal funds sold and other short-term investments	2.1	1.8	3.3	0.3	16%	(1.2)	(37)%
Total interest and dividend income	363.3	349.9	283.0	13.4	4%	80.3	28%
Interest expense:
Interest on deposits	102.8	93.0	82.4	9.8	11%	20.4	25%
Interest on borrowings	2.6	4.9	0.4	(2.3)	(47)%	2.2	555%
Total interest expense	105.5	98.0	82.8	7.5	8%	22.7	27%
Net interest income	257.9	251.9	200.2	5.9	2%	57.6	29%
Provision for allowance for loan losses	6.8	6.8	7.1	—	—%	(0.3)	(5)%
Net interest income after provision for allowance for loan losses	251.1	245.2	193.1	5.9	2%	58.0	30%
Noninterest income:
Investment advisory fees	19.4	19.7	17.6	(0.3)	(2)%	1.8	10%
Service charges on deposit accounts	10.1	10.0	8.6	0.1	1%	1.6	19%
Card Income	6.4	6.0	4.2	0.4	6%	2.2	53%
Interest rate swap income	1.7	2.0	0.9	(0.3)	(15)%	0.8	92%
Income from investments for employee retirement benefits	0.6	7.0	3.8	(6.3)	(91)%	(3.2)	(84)%
Mortgage banking income	3.8	3.3	0.1	0.4	13%	3.7	NM
Losses on sales of securities available for sale, net	(0.8)	—	—	(0.8)	—%	(0.8)	—%
Miscellaneous income and fees	6.6	9.8	4.7	(3.1)	(32)%	2.0	43%
Other non-operating income (loss)	0.8	(0.3)	1.5	1.1	NM	(0.7)	(48)%
Total noninterest income	48.7	57.6	41.3	(8.9)	(15)%	7.4	18%
Noninterest expense:
Salaries and employee benefits	94.8	97.0	84.0	(2.2)	(2)%	10.9	13%
Occupancy and equipment	11.4	13.2	11.7	(1.9)	(14)%	(0.4)	(3)%
Technology and data processing	23.7	23.7	19.8	—	—%	3.9	20%
Professional services	3.9	5.7	3.0	(1.8)	(32)%	0.8	27%
Marketing expenses	3.2	3.1	2.7	0.1	3%	0.5	20%
FDIC insurance	4.7	3.7	3.5	1.0	27%	1.2	35%
Amortization of intangible assets	11.6	11.6	7.8	—	—%	3.8	49%
Other operating expense	6.3	8.2	4.7	(1.9)	(23)%	1.6	34%
Non-operating expense	—	1.6	3.2	(1.6)	(100)%	(3.2)	(100)%
Total noninterest expense	159.7	167.9	140.4	(8.3)	(5)%	19.3	14%
Income before income tax expense	140.1	134.8	94.0	5.3	4%	46.2	49%
Income tax expense (benefit)	29.1	29.6	(12.2)	(0.5)	(2)%	41.3	NM
Net income	$111.0	$105.2	$106.1	$5.8	6%	$4.9	5%

Share data:
Weighted average common shares outstanding, basic	215.9	218.3	198.7	(2.3)	(1)%	17.2	9%

Weighted average common shares outstanding, diluted	217.2	219.2	199.5	(2.1)	(1)%	17.7	9%

Earnings per share, basic	$0.51	$0.48	$0.53	$0.03	6%	$(0.02)	(4)%

Earnings per share, diluted	$0.51	$0.48	$0.53	$0.03	6%	$(0.02)	(4)%

Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Nine months ended
(Unaudited, dollars in millions, except per-share data)	Sep 30, 2026	Sep 30, 2025	Change

Interest and dividend income:			△ $	△ %
Interest and fees on loans	$929.0	$713.8	$215.2	30%
Taxable interest and dividends on securities	105.5	98.6	6.9	7%
Non-taxable interest and dividends on securities	13.5	5.4	8.1	149%
Interest on federal funds sold and other short-term investments	4.8	10.3	(5.4)	(53)%
Total interest and dividend income	1,052.8	828.1	224.7	27%
Interest expense:
Interest on deposits	286.3	235.1	51.2	22%
Interest on borrowings	12.0	1.8	10.2	563%
Total interest expense	298.3	236.9	61.4	26%
Net interest income	754.5	591.2	163.3	28%
Provision for allowance for loan losses	19.3	21.3	(2.0)	(10)%
Net interest income after provision for allowance for loan losses	735.2	569.9	165.3	29%
Noninterest income:
Investment advisory fees	57.4	51.3	6.1	12%
Service charges on deposit accounts	30.1	25.1	5.0	20%
Card Income	18.2	12.3	5.9	48%
Interest rate swap income	4.7	2.4	2.3	99%
Income from investments for employee retirement benefits	5.7	8.3	(2.6)	(31)%
Mortgage banking income (loss)	10.0	(0.1)	10.1	NM
Losses on sales of securities available for sale, net	(0.8)	(269.6)	268.8	NM
Miscellaneous income and fees	25.5	16.9	8.6	51%
Other non-operating income	(1.0)	1.5	(2.5)	NM
Total noninterest income (loss)	149.8	(152.0)	301.9	NM
Noninterest expense:
Salaries and employee benefits	294.0	244.5	49.5	20%
Occupancy and equipment	38.7	33.6	5.2	15%
Technology and data processing	71.3	56.2	15.1	27%
Professional services	12.9	9.0	3.9	44%
Marketing expenses	9.0	6.8	2.2	32%
FDIC insurance	11.9	10.6	1.3	12%
Amortization of intangible assets	34.9	23.4	11.5	49%
Other operating expense	21.2	17.6	3.6	20%
Non-operating expense	32.3	5.8	26.5	457%
Total noninterest expense	526.3	407.5	118.8	29%
Income before income tax expense	358.8	10.3	348.4	NM
Income tax expense	77.3	21.6	55.6	257%
Net income (loss)	$281.5	$(11.3)	$292.8	NM

Share data:
Weighted average common shares outstanding, basic	218.8	199.1	19.7	10%

Weighted average common shares outstanding, diluted	220.0	199.1	20.9	11%

Earnings (loss) per share, basic	$1.29	$(0.06)	$1.35	NM

Earnings (loss) per share, diluted	$1.28	$(0.06)	$1.34	NM

Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the three months ended
	Sep 30, 2026			Jun 30, 2026			Sep 30, 2025
(Unaudited, dollars in millions)	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost
Interest-earning assets:
Loans (1):
Commercial	$16,156.6	$224.9	5.52%	$15,856.2	$216.7	5.48%	$12,857.7	$176.7	5.45%
Residential	5,203.4	63.4	4.84%	5,189.2	63.8	4.93%	3,893.2	43.2	4.41%
Consumer	2,063.5	34.1	6.55%	2,011.4	33.0	6.58%	1,697.3	28.8	6.74%
Total loans	23,423.5	322.4	5.46%	23,056.9	313.5	5.45%	18,448.2	248.7	5.35%
Total investment securities	5,213.2	44.0	3.35%	5,043.2	40.9	3.25%	4,734.0	36.1	3.03%
Federal funds sold and other short-term investments	201.9	2.1	4.06%	200.4	1.8	3.55%	311.4	3.3	4.20%
Total interest-earning assets	28,838.6	368.4	5.07%	28,300.4	356.1	5.05%	23,493.5	288.2	4.87%
Non-interest-earning assets	2,505.6			2,531.6			1,918.8
Total assets	$31,344.2			$30,832.0			$25,412.3

Interest-bearing liabilities:
Deposits:
Savings	$2,125.1	$2.5	0.47%	$2,123.9	$2.1	0.39%	$1,583.8	$1.2	0.30%
Interest checking	4,947.4	13.2	1.06%	4,677.3	10.0	0.86%	4,431.0	11.0	0.99%
Money market	8,258.8	48.6	2.33%	8,039.0	44.8	2.24%	6,191.0	38.4	2.46%
Time deposits	4,302.7	38.5	3.55%	4,184.8	36.2	3.46%	3,281.5	31.8	3.84%
Total interest-bearing deposits	19,633.9	102.8	2.08%	19,025.0	93.0	1.96%	15,487.4	82.4	2.11%
Borrowings	350.6	2.6	2.99%	534.8	4.9	3.70%	48.5	0.4	3.30%
Total interest-bearing liabilities	19,984.5	105.5	2.09%	19,559.8	98.0	2.01%	15,535.8	82.8	2.11%
Demand deposit accounts	6,492.8			6,435.4			5,636.4
Other noninterest-bearing liabilities	576.0			543.4			506.7
Total liabilities	27,053.2			26,538.6			21,678.9
Shareholders' equity	4,291.0			4,293.4			3,733.4
Total liabilities and shareholders' equity	$31,344.2			$30,832.0			$25,412.3

Net interest income - FTE		$263.0			$258.2			$205.4
Net interest-earning assets (2)	$8,854.1			$8,740.6			$7,957.7
Net interest margin - FTE (3)			3.62%			3.66%			3.47%

(1) Includes non-accrual loans.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin - FTE represents fully-taxable equivalent net interest income divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.
Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the nine months ended
	Sep 30, 2026			Sep 30, 2025
(Unaudited, dollars in millions)	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost
Interest-earning assets:
Loans (1):
Commercial	$15,954.1	$655.9	5.50%	$12,567.4	$515.1	5.48%
Residential	5,206.7	187.9	4.83%	3,898.6	129.1	4.43%
Consumer	2,018.8	99.0	6.56%	1,656.3	82.5	6.66%
Total loans	23,179.7	942.8	5.44%	18,122.2	726.8	5.36%
Total investment securities	5,029.2	122.6	3.26%	4,843.4	105.5	2.91%
Federal funds sold and other short-term investments	176.4	4.8	3.68%	325.7	10.3	4.22%
Total interest-earning assets	28,385.2	1,070.3	5.04%	23,291.3	842.6	4.84%
Non-interest-earning assets	2,546.8			1,888.2
Total assets	$30,932.0			$25,179.5

Interest-bearing liabilities:
Deposits:
Savings	$2,102.1	$6.4	0.40%	$1,621.1	$3.6	0.30%
Interest checking	4,765.6	32.9	0.92%	4,444.4	31.3	0.94%
Money market	8,054.4	135.1	2.24%	5,941.1	103.7	2.33%
Time deposits	4,255.2	111.9	3.52%	3,240.7	96.5	3.98%
Total interest-bearing deposits	19,177.3	286.3	2.00%	15,247.3	235.1	2.06%
Borrowings	457.1	12.0	3.52%	66.5	1.8	3.64%
Total interest-bearing liabilities	19,634.4	298.3	2.03%	15,313.8	236.9	2.07%
Demand deposit accounts	6,419.9			5,679.8
Other noninterest-bearing liabilities	562.6			538.7
Total liabilities	26,616.9			21,532.4
Shareholders' equity	4,315.0			3,647.2
Total liabilities and shareholders' equity	$30,932.0			$25,179.5

Net interest income - FTE		$772.0			$605.7
Net interest-earning assets (2)	$8,750.8			$7,977.5
Net interest margin - FTE (3)			3.64%			3.48%

(1) Includes non-accrual loans.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin - FTE represents fully-taxable equivalent net interest income divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.
Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
ASSET QUALITY - NON-PERFORMING ASSETS (1)

	As of
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
(Unaudited, dollars in millions)
Non-accrual loans:
Commercial	$59.4	$80.8	$109.8	$146.6	$50.5
Residential	18.4	21.9	21.9	19.2	11.4
Consumer	7.0	6.6	6.0	6.5	7.3
Total non-accrual loans	84.8	109.4	137.7	172.3	69.2
Total accruing loans past due 90 days or more:	—	—	—	—	—
Total non-performing loans	84.8	109.4	137.7	172.3	69.2
Other real estate owned	—	—	—	—	—
Other non-performing assets:	—	—	—	—	—
Total non-performing assets (1)	$84.8	$109.4	$137.7	$172.3	$69.2
Total non-performing loans to total loans	0.36%	0.47%	0.60%	0.75%	0.37%
Total non-performing assets to total assets	0.27%	0.35%	0.45%	0.56%	0.27%

(1) Non-performing assets are comprised of NPLs, other real estate owned ("OREO"), and non-performing securities. NPLs consist of non-accrual loans and loans that are more than 90 days past due but still accruing interest. OREO consists of real estate properties, which primarily serve as collateral to secure the Company’s loans, that it controls due to foreclosure or acceptance of a deed in lieu of foreclosure.

EASTERN BANKSHARES, INC.
ASSET QUALITY - PROVISION, ALLOWANCE, AND NET CHARGE-OFFS (RECOVERIES)

	Three months ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
(Unaudited, dollars in millions)
Average total loans	$23,408.6	$23,030.9	$23,030.9	$21,479.3	$18,447.7
Allowance for loan losses, beginning of the period	325.4	327.9	331.8	233.0	232.1
Net loans charged-off (recovered):
Commercial and industrial	1.4	—	5.7	8.4	1.4
Commercial real estate	1.8	8.3	3.6	1.3	4.0
Commercial construction	—	—	—	(1.2)	—
Business banking	1.6	0.8	0.1	0.9	0.3
Residential real estate	(0.1)	—	—	—	0.1
Consumer home equity	—	—	(0.1)	—	0.1
Other consumer	0.5	0.6	0.4	0.4	0.3
Total net loans charged-off (recovered)	5.2	9.8	9.7	9.8	6.2
Initial allowance established for acquired loans	0.3	0.5	—	103.7	—
Provision for allowance for loan losses	6.8	6.8	5.8	4.9	7.1
Total allowance for loan losses, end of period	$327.2	$325.4	$327.9	$331.8	$233.0
Net charge-offs to average total loans outstanding during this period	0.09%	0.17%	0.17%	0.18%	0.13%
Allowance for loan losses as a percent of total loans	1.39%	1.40%	1.43%	1.44%	1.26%
Allowance for loan losses as a percent of nonperforming loans	385.65%	297.45%	238.18%	192.55%	336.73%

Note: columns may not foot due to rounding.

APPENDIX A: Reconciliation of Non-GAAP Earnings Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures”.

	Three Months Ended
(Unaudited, dollars in millions, except per-share data)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025

Net income (GAAP)	$111.0	$105.2	$65.3	$99.5	$106.1
Add:
Noninterest income components:
Losses on sales of securities available for sale, net	0.8	—	—	—	—
Gain on sale of other equity investment	(0.1)	—	—	—	(1.6)
(Gains) losses on sales of other assets	(0.7)	0.3	1.5	0.7	0.1
Noninterest expense components:
Lease impairment	—	—	—	3.5	—
Expenses associated with staffing reorganization	—	—	2.7	—	—
Merger and acquisition expenses	—	1.6	28.1	29.9	3.2
Total impact of non-GAAP adjustments	—	1.8	32.3	34.0	1.7
Less: net tax benefit associated with non-GAAP adjustments (1)	—	0.5	8.9	38.8	33.8
Non-GAAP adjustments, net of tax	$—	$1.3	$23.4	$(4.8)	$(32.1)
Operating net income (non-GAAP)	$111.0	$106.5	$88.6	$94.7	$74.1

Weighted average common shares outstanding during the period:
Basic	215.9	218.3	222.1	215.2	198.7
Diluted	217.2	219.2	223.4	216.4	199.5

Earnings per share, basic:	$0.51	$0.48	$0.29	$0.46	$0.53
Earnings per share, diluted:	$0.51	$0.48	$0.29	$0.46	$0.53

Operating earnings per share, basic (non-GAAP)	$0.51	$0.49	$0.40	$0.44	$0.37
Operating earnings per share, diluted (non-GAAP)	$0.51	$0.49	$0.40	$0.44	$0.37

Return on average assets (2)	1.41%	1.37%	0.86%	1.36%	1.66%
Add:
Losses on sales of securities available for sale, net (2)	0.01%	0.00%	0.00%	0.00%	0.00%
Gain on sale of other equity investment (2)	0.00%	0.00%	0.00%	0.00%	(0.02)%
(Gains) losses on sales of other assets (2)	(0.01)%	0.00%	0.02%	0.01%	0.00%
Lease impairment (2)	0.00%	0.00%	0.00%	0.05%	0.00%
Expenses associated with staffing reorganization (2)	0.00%	0.00%	0.04%	0.00%	0.00%
Merger and acquisition expenses (2)	0.00%	0.02%	0.37%	0.41%	0.05%
Less: net tax benefit associated with non-GAAP adjustments (1) (2)	0.00%	0.01%	0.12%	0.53%	0.53%
Operating return on average assets (non-GAAP) (2)	1.41%	1.38%	1.17%	1.30%	1.16%

Return on average shareholders' equity (2)	10.27%	9.83%	6.07%	9.50%	11.28%
Add:
Losses on sales of securities available for sale, net (2)	0.07%	0.00%	0.00%	0.00%	0.00%
Gain on sale of other equity investment (2)	0.00%	0.00%	0.00%	0.00%	(0.17)%
(Gains) losses on sales of other assets (2)	(0.07)%	0.03%	0.14%	0.06%	0.01%
Lease impairment (2)	0.00%	0.00%	0.00%	0.33%	0.00%
Expenses associated with staffing reorganization (2)	0.00%	0.00%	0.25%	0.00%	0.00%
Merger and acquisition expenses (2)	0.00%	0.14%	2.61%	2.85%	0.34%
Less: net tax benefit associated with non-GAAP adjustments (1) (2)	0.00%	0.05%	0.83%	3.71%	3.59%
Operating return on average shareholders' equity (non-GAAP) (2)	10.27%	9.95%	8.24%	9.03%	7.87%

Tangible net income
Net income (GAAP)	$111.0	$105.2	$65.3	$99.5	$106.1
Add: Amortization of intangible assets	11.6	11.6	11.6	10.8	7.8
Less: Tax effect of amortization of intangible assets (3)	3.2	3.2	3.2	3.0	2.2
Tangible net income (non-GAAP) (4)	$119.5	$113.6	$73.7	$107.3	$111.8

Average tangible shareholders' equity:
Average total shareholders' equity (GAAP)	$4,291.0	$4,293.4	$4,361.5	$4,154.9	$3,733.4
Less: Average goodwill and other intangibles	1,272.8	1,284.6	1,296.8	1,196.4	1,031.8
Average tangible shareholders' equity (non-GAAP)	$3,018.2	$3,008.8	$3,064.7	$2,958.6	$2,701.5

Return on average tangible shareholders' equity (non-GAAP) (2) (4)	15.70%	15.15%	9.75%	14.39%	16.42%
Add:
Losses on sales of securities available for sale, net (2)	0.10%	0.00%	0.00%	0.00%	0.00%
Gain on sale of other equity investment (2)	(0.01)%	0.00%	0.00%	0.00%	(0.23)%
(Gains) losses on sales of other assets (2)	(0.10)%	0.04%	0.20%	0.09%	0.01%
Lease impairment (2)	0.00%	0.00%	0.00%	0.47%	0.00%
Expenses associated with staffing reorganization (2)	0.00%	0.00%	0.36%	0.00%	0.00%
Merger and acquisition expenses (2)	0.00%	0.21%	3.71%	4.01%	0.47%
Less: net tax benefit associated with non-GAAP adjustments (1) (2)	0.00%	0.07%	1.18%	5.20%	4.96%
Operating return on average tangible shareholders' equity (non-GAAP) (2) (4)	15.70%	15.33%	12.84%	13.76%	11.71%

(1) The net tax benefit (expense) associated with these items is generally determined by assessing whether each item is included or excluded from net taxable income and applying our combined statutory tax rate only to those items included in net taxable income.
(2) Metrics for the three months presented on an annualized basis.
(3) The tax effect of amortization of intangible assets is calculated using the Company's combined statutory tax rate of 27.6%.
(4) The tangible net income (loss), return on average tangible shareholders' equity ratio and operating return on average tangible shareholders' equity ratio exclude the amortization of intangible assets, net of tax.
Note: columns may not foot due to rounding.

APPENDIX B: Reconciliation of Non-GAAP Operating Revenues and Expenses

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures".

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
(Unaudited, dollars in millions)
Net interest income (GAAP)	$257.9	$251.9	$244.7	$237.4	$200.2
Add:
Tax-equivalent adjustment (non-GAAP) (1)	5.1	6.2	6.2	6.0	5.1
Fully-taxable equivalent net interest income (non-GAAP)	$263.0	$258.2	$250.8	$243.4	$205.4

Noninterest income (GAAP)	$48.7	$57.6	$43.6	$46.1	$41.3
Less:
Losses on sales of securities available for sale, net	(0.8)	—	—	—	—
Gain on sale of other equity investment	0.1	—	—	—	1.6
Gains (losses) on sales of other assets	0.7	(0.3)	(1.5)	(0.7)	(0.1)
Noninterest income on an operating basis (non-GAAP)	$48.7	$57.9	$45.1	$46.7	$39.7

Noninterest expense (GAAP)	$159.7	$167.9	$198.6	$189.4	$140.4
Less:
Lease impairment	—	—	—	3.5	—
Expenses associated with staffing reorganization	—	—	2.7	—	—
Merger and acquisition expenses	—	1.6	28.1	29.9	3.2
Noninterest expense on an operating basis (non-GAAP)	$159.7	$166.4	$167.9	$156.1	$137.2
Less: Amortization of intangible assets	$11.6	$11.6	$11.6	$10.8	$7.8
Noninterest expense for calculating the operating efficiency ratio (non-GAAP) (2)	$148.0	$154.8	$156.2	$145.3	$129.4

Total revenue (GAAP)	$306.6	$309.5	$288.2	$283.5	$241.5
Total operating revenue (non-GAAP)	$311.7	$316.0	$295.9	$290.1	$245.1

Efficiency ratio (GAAP)	52.1%	54.3%	68.9%	66.8%	58.2%
Operating efficiency ratio (non-GAAP) (2)	47.5%	49.0%	52.8%	50.1%	52.8%

(1) Interest income on tax-exempt loans and investment securities has been adjusted to a FTE basis using a marginal tax rate of 20.5%, 21.1%, 22.0%, 22.6%, and 21.8% for the three months ended September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025, and September 30, 2025, respectively.
(2) The operating efficiency ratio excludes, in addition to the adjustments made to operating net income, the amortization of intangible assets. This measure is used by the Company when analyzing corporate performance and the Company believes that investors may find it useful.
Note: columns may not foot due to rounding.

APPENDIX C: Reconciliation of Non-GAAP Capital Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures”.

	As of
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
(Unaudited, dollars in millions, except per-share data)
Tangible shareholders' equity:
Total shareholders' equity (GAAP)	$4,199.7	$4,283.2	$4,286.0	$4,340.6	$3,805.5
Less: Goodwill and other intangibles	1,266.0	1,277.6	1,289.3	1,300.9	1,026.7
Tangible shareholders' equity (non-GAAP)	2,933.7	3,005.6	2,996.7	3,039.6	2,778.8

Tangible assets:
Total assets (GAAP)	31,700.1	31,142.0	30,632.6	30,586.9	25,457.7
Less: Goodwill and other intangibles	1,266.0	1,277.6	1,289.3	1,300.9	1,026.7
Tangible assets (non-GAAP)	$30,434.1	$29,864.3	$29,343.3	$29,285.9	$24,431.0

Shareholders' equity to assets ratio (GAAP)	13.25%	13.75%	13.99%	14.19%	14.95%
Tangible shareholders' equity to tangible assets ratio (non-GAAP)	9.64%	10.06%	10.21%	10.38%	11.37%

Common shares outstanding	226.3	228.9	232.3	235.6	211.5

Book value per share (GAAP)	$18.56	$18.72	$18.45	$18.42	$17.99
Tangible book value per share (non-GAAP)	$12.96	$13.13	$12.90	$12.90	$13.14

APPENDIX D: Tangible Shareholders’ Equity Roll Forward Analysis

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures”.

	As of			Change from
	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025	Jun 30, 2026	Sep 30, 2025
(Unaudited, dollars in millions, except per-share data)
Common stock	$2.3	$2.3	$2.1	$—	$0.1
Additional paid in capital	2,431.0	2,483.0	2,193.9	(52.0)	237.0
Unallocated ESOP common stock	(119.0)	(120.3)	(124.0)	1.3	5.0
Retained earnings	2,254.7	2,176.0	1,997.0	78.7	257.7
AOCI, net of tax - available for sale securities	(396.3)	(285.8)	(279.9)	(110.5)	(116.4)
AOCI, net of tax - pension	30.2	31.8	22.7	(1.6)	7.5
AOCI, net of tax - cash flow hedge	(3.1)	(3.8)	(6.3)	0.6	3.1
Total shareholders' equity:	$4,199.7	$4,283.2	$3,805.5	$(83.5)	$394.2
Less: Goodwill and other intangibles	1,266.0	1,277.6	1,026.7	(11.6)	239.3
Tangible shareholders' equity (non-GAAP)	$2,933.7	$3,005.6	$2,778.8	$(71.8)	$154.9

Common shares outstanding	226.3	228.9	211.5	(2.5)	14.8

Per share:
Common stock	$0.01	$0.01	$0.01	$—	$—
Additional paid in capital	10.74	10.85	10.37	(0.11)	0.37
Unallocated ESOP common stock	(0.53)	(0.53)	(0.59)	—	0.06
Retained earnings	9.96	9.51	9.44	0.45	0.52
AOCI, net of tax - available for sale securities	(1.75)	(1.25)	(1.32)	(0.50)	(0.43)
AOCI, net of tax - pension	0.13	0.14	0.11	(0.01)	0.03
AOCI, net of tax - cash flow hedge	(0.01)	(0.02)	(0.03)	—	0.02
Total shareholders' equity:	$18.56	$18.72	$17.99	$(0.16)	$0.56
Less: Goodwill and other intangibles	5.59	5.58	4.85	0.01	0.74
Tangible shareholders' equity (non-GAAP)	$12.96	$13.13	$13.14	$(0.17)	$(0.18)

Note: columns may not foot due to rounding.